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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors


Heartland Wireless Communications, Inc.:



     We consent to the use of our reports included herein and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Information of Heartland" in the prospectus.



                                            /s/  KPMG Peat Marwick LLP



Dallas, Texas


January 25, 1996